As Filed with the Securities and Exchange Commission on January 23, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

INTEGRATED CIRCUIT SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

PENNSYLVANIA (State or Other Jurisdiction of Incorporation or Organization)	23-2000174 (I.R.S. Employer Identification Number)

2435 Boulevard of the Generals

Norristown, PA 19403-3661

(610) 630-5300

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2000 LONG-TERM EQUITY INCENTIVE PLAN

(Full title of the plan)

Hock E. Tan

President and Chief Executive Officer

2435 Boulevard of the Generals

Norristown, PA 19403-3661

(Name and address of agent for service)

(610) 630-5300

(Telephone number, including area code, of agent for service)

Copy to:

Robert A. Friedel, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth & Arch Streets

Philadelphia, PA 19103-2799

CALCULATION OF REGISTRATION FEE

Title of shares to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee

Common Stock, $.001 par value	703,564	(1)	$27.56	(2)	$19,390,224	(2)	$1,569

(1)	Pursuant to Rule 416(b), there shall also be deemed covered hereby such additional shares as may result from anti-dilution adjustments under the Integrated Circuit Systems, Inc. 2000 Long-Term Equity Incentive Plan (the “Plan”) which may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(2)	Estimated pursuant to paragraph (h) of Rule 457 solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of shares of common stock on the Nasdaq National Market on January 21, 2004.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed in order to register 703,564 additional shares of Common Stock, par value $.01 per share, of Integrated Circuit Systems, Inc. (the “Company”), with respect to the currently effective Registration Statement on Form S-8 of the Company relating to the Plan.

The contents of the Registration Statement on Form S-8 as filed June 29, 2000, Registration No. 333-40428, as the same may be hereafter amended, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Pepper Hamilton LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Pepper Hamilton LLP (included in opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature pages).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norristown, Commonwealth of Pennsylvania, on January 22, 2004.

INTEGRATED CIRCUIT SYSTEMS, INC.

By:	/s/ Justine F. Lien

Justine F. Lien Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Hock E. Tan and Justine F. Lien, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hock E. Tan Hock E. Tan	President, Chief Executive Officer and Director (Principal Executive Officer)	January 22, 2004

/s/ Justine F. Lien Justine F. Lien	Vice President and Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)	January 22, 2004

/s/ Henry I. Boreen Henry I. Boreen	Director	January 22, 2004

/s/ David Dominik David Dominik	Director	January 22, 2004

/s/ Michael A. Krupka Michael A. Krupka	Director	January 22, 2004

/s/ Lewis C. Eggebrecht Lewis C. Eggebrecht	Director	January 22, 2004

/s/ John D. Howard John D. Howard	Director	January 22, 2004

/s/ Nam P. Suh, Ph.D. Nam P. Suh, Ph.D	Director	January 22, 2004

EXHIBIT INDEX

5.1	Opinion of Pepper Hamilton LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature pages).